UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
October 8, 2026
Date of Report
(Date of earliest event reported)
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GENWORTH FINANCIAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 West Broad Street, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)
(804) 281-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	GNW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2026, Darren W. Woodell, Vice President and Controller (Principal Accounting Officer) of Genworth Financial, Inc. (the “Company”) notified the Company of his intent to resign to pursue a new opportunity, effective in early November 2026 following the filing of the Company’s Form 10-Q for the period ending September 30, 2026. Mr. Woodell will continue to serve in his current role until such time. Mr. Woodell’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective upon Mr. Woodell’s departure, Jerome T. Upton, the Company’s Executive Vice President and Chief Financial Officer (Principal Financial Officer), will assume the role of the Company’s Principal Accounting Officer on an interim basis until the Company appoints a successor Principal Accounting Officer. The information required by Item 5.02(c)(2) of Form 8-K regarding Mr. Upton is included in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 6, 2026, and is incorporated by reference herein. Mr. Upton’s compensatory arrangements will not change as a result of this appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: October 13, 2026	By:	/s/ Michael J. McCullough
Michael J. McCullough
Senior Vice President and Corporate Secretary